EXHIBIT 4.10

                             DATED: 5 NOVEMBER 2003

                               (1) FUTUREMEDIA PLC

                                       AND

                            (2) ROYAL MAIL GROUP PLC

                         -------------------------------

                                    AGREEMENT

                                 IN RELATION TO

                            LEARNING FOR ALL SERVICES

                         -------------------------------

                                  THOMAS EGGAR
                                   Solicitors

                                The Corn Exchange
                                  Baffins Lane
                                   Chichester
                              West Sussex PO19 1GE
                                Tel: 01243 786111
                                Fax: 01243 536787

                                   Re: COM/NJR

                               ww.thomaseggar.com
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                                    CONTENTS
CLAUSE                                                                      PAGE
NUMBER

1.  DEFINITIONS................................................................1

2.  THE SERVICES...............................................................6

3.  PACKAGES AND PRICING.......................................................6

4.  MASTER RENTAL AGREEMENT....................................................7

5.  TIMING.....................................................................8

6.  PROJECT MANAGEMENT SERVICES................................................9

7.  DELIVERY LIST AND PAYMENT PROCEDURES......................................11

8.  ROYAL MAIL'S RESPONSIBILITIES.............................................12

9.  THE CONTRACTOR'S RESPONSIBILITIES.........................................13

10. PERSONAL DATA.............................................................13

11. SUB-CONTRACTING...........................................................15

12. EXPIRY DATE...............................................................16

13. STEP-IN RIGHTS............................................................18

14. WARRANTIES................................................................20

15. CONTRACTOR PERSONNEL......................................................21

16. COMPLIANCE................................................................21

17. VARIATIONS................................................................21

18. SERVICES PERFORMED AT THE CONTRACTOR'S PREMISES...........................21

19. CONTRACTOR'S OBLIGATIONS..................................................22

20. ROYAL MAIL PROPERTY.......................................................22

21. CONTRACTOR PERSONNEL AT THE PREMISES......................................23

22. INTELLECTUAL PROPERTY RIGHTS..............................................24

23. CONFIDENTIALITY...........................................................25

24. INTELLECTUAL PROPERTY INDEMNITY...........................................26
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25. LIMITATION OF LIABILITY...................................................27

26. INSURANCE.................................................................28

27. FORCE MAJEURE.............................................................28

28. WAIVER....................................................................28

29. NO AGENCY.................................................................29

30. NOTICES...................................................................29

31. ROYAL MAIL TRADE MARKS....................................................30

32. ENTIRE AGREEMENT..........................................................30

33. RECOVERY OF SUMS DUE......................................................30

34. PUBLICITY.................................................................30

35. GOVERNING LAW DISPUTE RESOLUTION..........................................31

36. CORRUPTION AND BRIBERY....................................................32

37. LANGUAGE..................................................................32

38. RECORDS...................................................................32

39. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999..............................33

Schedule 1 .................................................................. 35

Schedule 2 .................................................................. 40

Schedule 3 .................................................................. 42
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THIS AGREEMENT is made the          day of          2003

BETWEEN

1. FUTUREMEDIA PLC (registered in England under number 01616681) whose registered office is at Nile House, Nile Street, Brighton, East Sussex BN11HW (the "Contractor" or "Futuremedia"); and

2. ROYAL MAIL GROUP PLC (registered in England under number 04138203) whose registered office is at 148 Old Street, London EC 1 V 9HQ ("Royal Mail").

WHEREAS:

(A) The parties have agreed that the Contractor should provide Learning for All services to employees of Royal Mail on the terms of this Agreement.

(B) The Contractor will take full operational, administrative and (save for payments under the Master Rental Agreement) financial responsibility for running the Learning for All services.

IT IS AGREED as follows:

1.       DEFINITIONS

1.1 In this Agreement the following definitions apply unless the context requires otherwise:

         "Acceptance Certificate"   means  a  certificate   to  confirm  that  a
                                    Package  has  been  properly  installed  and
                                    accepted  by  the  relevant  Employee,   and
                                    signed by the installer and the Employee with all the boxes ticked in the form attached at Appendix A;

         "Business Day"             means any day of the week excluding Saturday
                                    or   Sunday,   save  where  such  day  is  a
                                    statutory, public or bank holiday observed in the country where performance under this Agreement is to take place;

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         "Confidential Information" means information that is clearly identified as confidential at the time of disclosure or is by its nature confidential;

         "Contractor's Premises"    means the premises of the Contractor or such
                                    other premises at which the Contractor may perform the Services;

         "Corporate Learning"       means  the  Contractor's   Solstra  learning
                                    Management System" management system and any
                                    subsequent     revisions,     upgrades    or
                                    replacements thereof;

         "Customer Satisfaction     means the  Employee  satisfaction  survey in
         Survey"                    the form  attached at Appendix I carried out
                                    by the Contractor;

         "Data"                     means personal data of Employees;

         "Delivery List"            means a schedule of confirmed  deliveries of
                                    Packages,  in the form  attached at Appendix
                                    B, stating, inter alia, the model and PC serial number of each Package and the name and employee number of the Employee to whom it was delivered;

         "DP Legislation"           means (i) Data Protection Act 1998,  related
                                    statutory instruments,  regulations or codes
                                    of  practice;   and  (ii)  the  Privacy  and
                                    Electronic   Communications  (EC  Directive)
                                    Regulations 2003 as amended extended or re-enacted from time to time;

         "Employee Request"         means  a  request  from  an  Employee  for a
                                    Package under the Programmeme in the form attached at Appendix C;

         "Employees"                means employees in the UK of Royal Mail;

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         "Expiry Date"              means the date of  expiry of this  Agreement
                                    being the date set out in Clause 12.1;

         "Finance Company"          means  Commonwealth  Bank of Australia of 85
                                    Queen Victoria Street, London EC4V 4HA or such other financial institution as Royal
                                    Mail shall select from time to time;

         "Installation Services"    means   the   services   provided   by   the
                                    Contractor relating to the installation of Packages, further details of which are set out in Part 3 of the Process Model;

         "IT System Policy"         means Royal Mail policy  governing access by
                                    a third party to its information technology systems, details of which are set out in Appendix E;

         "Master Rental Agreement"  means  an   agreement  to  be  entered  into
                                    between Royal Mail and the Finance Company, as amended, supplemented or replaced from time to time;

         "Operations Team"          means   the  team  of  four   persons,   two
                                    appointed by the Contractor and two by Royal
                                    Mail, comprising the Representatives and assistants who shall perform the functions set out in Clause 6.3 and 6.4;

         "Packages"                 means the bundles of learning  products  and
                                    services, computers and related equipment and internet access at home, initial details include those set out in Schedule 1;

         "Personnel"                means  the   personnel   designated  by  the
                                    Contractor to perform the Services;

         "Premises"                 means any premises of Royal Mail;

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         "Process Model"            means the Process Model for the  Programmeme
                                    forming   part  of  and   appended  to  this
                                    Agreement  at Appendix D and  initialled  by
                                    the    parties    for   the    purpose    of
                                    identification;

         "Processing Services"      means   the   services   relating   to   the
                                    processing of Employee Requests, further details of which are set out in Part 2 of the Process Model;

         "Programmeme"              means the Learning for All Programmeme to be
                                    offered to Employees operated and managed by
                                    the  Contractor  in  accordance   with  this
                                    Agreement;

         "Project Management        means   the   services   provided   by   the
         Services"                  Contractor  in relation  to the  management,
                                    administration  and  implementation  of  the
                                    Programmeme, further details of which are set out in Clause 6;

         "Promotion Services"       means the services relating to the promotion
                                    only  of  the   Programmeme   to  Employees,
                                    further details of which are set out in Part
                                    1 of the Process Model;

         "Representative"           means the key  contact  person or persons of
                                    each party who shall be members of the Operations Team as set out in Clause 6.2;

         "Royal Mail Property"      means any  property  or  equipment  owned by
                                    Royal  Mail,   its   employees,   agents  or
                                    customers or which Royal Mail is entitled to possess or use for any purpose;

         "Royal Mail Trade Marks"   means the Royal Mail trade  marks set out in
                                    the  Schedule  to the  Royal  Mail  Branding
                                    Licence Agreement set out in Appendix G;

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         "Salary Sacrifice          means an agreement between Royal Mail and an
         Agreement"                 Employee in the form attached at Appendix F;

         "Services"                 means all and any  services,  as  defined in
                                    Clause 2.1, to be provided by the Contractor pursuant to this Agreement;

         "Service Levels"           means  the  levels at which  those  specific
                                    services (and their corresponding specific remedies for any breach) set out at Schedule
                                    2 are to be performed;

         "Software"                 means all computer software and such related
                                    tools   and   technical   user   and   other
                                    documentation necessary for the provision of the Services; and

         "Support Services"         means   the   services   provided   by   the
                                    Contractor relating to the support of the Packages, further details of which are set out in Part 4 of the Process Model.

1.2      In this Agreement (except where the context otherwise requires):

         1.2.1 any reference to a Clause, Schedule or Appendix is to the relevant clause of or schedule or appendix to this Agreement;

         1.2.2 the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

         1.2.3    use of the singular includes the plural and vice versa;

         1.2.4    use of any gender includes the other genders;

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         1.2.5    any reference to a statute, statutory provision or subordinate legislation ("legislation") shall (except where the context otherwise requires) be construed as referring to:

                  (a) such legislation as amended and in force from time to time and to any legislation which (either with or without modification) reenacts, consolidates or enacts in rewritten form any such legislation; and

                  (b)      any   former    legislation   which   it   re-enacts,
                           consolidates or enacts in rewritten form; and

         1.2.6 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.       THE SERVICES

2.1      The Services shall consist of

         2.1.1    the Promotion Services;

         2.1.2    the Processing Services;

         2.1.3    the Installation Services;

         2.1.4    the Support Services;

         2.1.5    the Project Management Services; and

         2.1.6    the procurement of the Packages.

2.2 The Contractor shall provide the Services in accordance with the provisions of this Agreement and shall meet the Service Levels.

2.3 The Contractor shall be fully responsible for the administration and operation of this Programmeme and will provide guidance to Royal Mail in the performance of Royal Mail's tasks and obligations under this Agreement.

2.4 The Contractor shall advise Royal Mail where necessary with any inputs or services required from it under the provisions of the Process Model in accordance with those provisions and Royal Mail will use reasonable endeavours to perform such inputs or services.

3.       PACKAGES AND PRICING

3.1 The minimum specification of the contents of Packages, and the options offered to Employees under the Programmeme, and the payments to be made by Employees shall be as set out in Schedule 1.

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3.2      The initial prices payable by the Finance  Company to the Contractor in respect of each  Package  shall not exceed the sums set out in Schedule
         1.

3.3 The Contractor shall acquire the hardware components comprised in Packages from the suppliers named in Schedule 1 or such other suppliers as the Operations Team may approve. The Contractor shall ensure that manufacturer's warranties for a period of not less than 3 years are provided with the hardware components of Packages other than printers.

         The warranties in respect of desktops shall include repair on site and those in respect of laptops shall include collection and return to the supplier.

3.4 The Contractor may from time to time update the Packages, subject, in the case of any material change, to the prior written consent of the Operations Team. The Contractor shall give the Operations Team not less than 30 days' prior written notice of any proposed material change, or, if less than 30 days' notice is given to the Contractor by a supplier, such notice as is reasonably practicable in the circumstances.

4.       MASTER RENTAL AGREEMENT

4.1 This Agreement shall be subject to and conditional upon the signing of a binding Master Rental Agreement between Royal Mail and the Finance Company ("Condition").

4.2 If the Condition shall not have been fulfilled by 12 November 2003, this Agreement shall automatically cease and terminate and neither party shall have any claim of any nature whatsoever against the other party.

4.3      Royal Mail shall use  reasonable  endeavours  to sign the Master Rental
         Agreement in a form acceptable to Royal Mail by the dates set out in clause 4.2.

4.4      It is agreed that, under the terms of the Master Rental Agreement:

         4.4.1 the Contractor shall sell to the Finance Company such Packages as are the subject of Employee Requests in accordance with the procedures contained in the Processing Services;

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         4.4.2    the  Contractor  shall  invoice  the  Finance  Company and the
                  Finance Company shall pay the Contractor for Packages in accordance with the procedures contained in the Installation Services; and

         4.4.3 the salaries of Employees who participate in the Programmeme shall be reduced in accordance with Salary Sacrifice Agreements under a salary sacrifice scheme to be circulated by the Contractor and implemented by Royal Mail.

4.5 Royal Mail shall confirm in writing to the Contractor that a Master Rental Agreement is in force for each relevant promotion period established in accordance with Clause 5.3 and the rate for the relevant promotion period.

5.       TIMING

5.1 Subject to clauses 4.1, 4.2 and 4.3, the provisions of this Agreement shall become effective upon signature.

5.2 Participation in the Programmeme shall be offered to Employees for an initial period commencing on 6 November 2003and ending on 23rd December 2003.

5.3 The Programmeme shall, unless the parties otherwise agree in writing, subsequently be offered to Employees for periods of 2 calendar months in March/April and October/November in each year during the term of this Agreement.

5.4 The parties agree that Employees shall only be entitled to participate in the Programmeme if they have completed at least 12 calendar months in employment with Royal Mail by the date of commencement of each offer period specified in clauses 5.2 and 5.3.

5.5 The Contractor shall not be obliged to provide the Promotion Services outside the promotion periods established in accordance with Clause 5.3, except to the extent that such services are reasonably necessary for the proper provision of the Promotion Services during the periods set out above.

5.6 The Contractor shall provide the Project Management Services, the Promotion Services, the Processing Services, the Installation Services and the Support Services and procure the Packages until the Expiry Date, and, in the case of the Support Services, thereafter in accordance with Clause 12.9.


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6.       PROJECT MANAGEMENT SERVICES

6.1      The  Contractor   shall  be  responsible  for  the  management  of  the
         Programmeme.

6.2 Each party has appointed or shall appoint two Representatives as members of the Operations Team. One nominated Representative of each party will be the primary contact for the other party and all communications, documentation and materials relating to the Agreement and sent by the parties shall be sent to the appropriate Representative. Each Representative is entitled to appoint an assistant who may attend at meetings of the Operations Team. Each party shall notify the other in writing promptly in the event of any change in its Representative or Representative's assistant.

6.3 The Contractor shall convene regular meetings of the Operations Team to review the performance of the Programmeme. Unless agreed otherwise, the performance review meetings shall take place quarterly. These reviews will take into account, inter alia, the following: employee satisfaction/complaints, service levels, documentation, management information, after sales service and administrative support by the Contractor, suitability of Packages, number of Packages supplied to Employees and progress of the Programmeme and results of any audit/inspection on the Services carried out by Royal Mail.

6.4 The Operations Team shall be responsible for reviewing and approving any proposed changes to any of the following:

         6.4.1 the content, quality, or minimum specification of Packages and the price to be charged to the Finance Company and payments to be made by the Employee; and

         6.4.2 the identity of any suppliers of any material hardware components of Packages.

         Any decision of the Operations Team in relation to the matters set out in this Clause 6.4 shall require the consent of Royal Mail, such consent not to be unreasonably withheld or delayed.


                                      -9-
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6.5      The Contractor shall:

         6.5.1 provide Royal Mail, at no charge, access to information, documents, systems and equipment used in or for the Packages in order for Royal Mail to carry out such study as it reasonably thinks desirable to measure and compare any of the costs of the Packages against similar computer components and equipment available in the market from other computer components and equipment providers (provided that nothing in this clause shall require the Contractor to disclose any information which would endanger the protection of any of the Contractor's intellectual property or which is commercially confidential); and

         6.5.2 notify Royal Mail if the Contractor or any of its affiliates becomes aware that computer components and equipment similar to the Packages are provided by any person to another person under terms which are materially more favourable or beneficial (taken as a whole) than those given to Employees (taken as a whole), provided that, for the purpose of this Clause 6.5
                  "materially more favourable or beneficial" shall mean, in relation to any costs, that such costs are in excess of at least ten (10) per cent compared to the costs applicable to the Packages.

6.6 Upon Royal Mail becoming aware that computer components and equipment similar to the Packages are being provided on materially more favourable or beneficial terms, Royal Mail shall have the right, by notifying the Contractor, to require the Contractor to take the necessary measure to provide the Packages on terms similar to such better terms.

6.7 The Contractor shall at no charge provide Royal Mail access to such information as may be required for audit and inspection purposes under this Agreement.

6.8 For the purpose of this Clause 6 the Representatives, assistants and address of each party shall, until amended by notice in writing, be:

         for Royal Mail:                       for the Contractor:

         Jackie Lawlor (Primary Contact)       Stuart Pembery (Primary contact)
         (assisted by such person as is        (no assistant)
         notified to the parties from
         time to time)

         Jim Reed                              David Bailey
         (assisted by Adrian Brear)            (no assistant)

         Address: Coton House, Management      Address: Nile House, Nile Street
                  Centre, Rugby, Warwickshire           Brighton, East Sussex
                  CV23 0AA                              BN1 1HW


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7.       DELIVERY LIST AND PAYMENT PROCEDURES

7.1      For the avoidance of doubt,  the  procedures  relating to the issue and
         acceptance  of  Delivery   Lists  and  invoicing  and  payment  by  the
         Contractor are set out in this Clause 7.

7.2 The Contractor shall issue to Royal Mail a weekly Delivery List, and an Acceptance Certificate to confirm that each Package itemised in the Delivery List has been accepted by the relevant Employee.

7.3 As soon as practicable (and in any event within 5 Business Days of receipt) Royal Mail will:

         7.3.1 confirm in writing their receipt and confirmation of each Delivery List and associated Acceptance Certificates to the Contractor and to the Finance Company; or

         7.3.2 request the Contractor to issue a revised Delivery List and Acceptance Certificate with any queried items removed or corrected or properly completed.

         Royal Mail shall query items only if it believes details of those items are inconsistent with Packages listed at Schedule I and validly accepted by Employees or if any Acceptance Certificate has not been properly completed or unsigned. The deadline for approval of any re-issued Delivery List or Acceptance Certificate shall remain the same as the deadline for the original document.

7.4 After confirmation by Royal Mail in accordance with Clause 7.3.1, the Contractor shall issue to the Finance Company a weekly consolidated invoice of all amounts due to the Contractor in respect of items contained in each Delivery List confirmed in writing by Royal Mail. The Contractor and the Finance Company shall enter into an agreement regarding terms of payment by the Finance Company to the Contractor. Royal Mail shall be responsible for payments to the Finance Company in accordance with the terms of the Master Rental Agreement.


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8.       ROYAL MAIL'S RESPONSIBILITIES

8.1      Royal Mail's responsibilities under this Agreement are as follows:

         8.1.1 Royal Mail shall provide the Contractor reasonable access to Employees to enable the Contractor to perform the Promotion Services in accordance with Clause 5 and the provisions set out in Part 1 of the Process Model;

         8.1.2    Royal  Mail  shall  review   Delivery   Lists  and  Acceptance
                  Certificates in accordance with the provisions of Clause 7;

         8.1.3 Royal Mail shall appoint Representatives in accordance with Clause 6; and

         8.1.4 procure that a Master Rental Agreement is in force not less than 14 days before the commencement of the promotion period as contemplated by Clause 4.5 or, if later, by the date when the Packages in respect of that promotion period are agreed.

8.2 For the purpose of Clause 8.1.1, Royal Mail shall, where lawful, possible and with the agreement of the local or other relevant managers, give the Contractor access to Royal Mail's premises and/or allow the Contractor to invite Employees to suitable alternative locations, having regard to local industrial relations issues, for the purpose of carrying out roadshows, and shall allow the Contractor to invite Employees via poster sites and team briefings to roadshows at locations appropriate to their places of work.

8.3 Royal Mail shall not promote, or procure or permit any third party to promote, any scheme competing with the Programmeme in any material respect to its employees during the period to the Expiry Date.

8.4 Royal Mail shall send introductory e-mails to the managers at the premises chosen for the roadshows.


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8.5      The  Contractor  shall attend and carry out the  roadshows  arranged in accordance with clause 8.2.

8.6 The Contractor acknowledges that Royal Mail has no obligations under this Agreement other than the obligations set out in Clauses 8.1 to 8.4.

9.       THE CONTRACTOR'S RESPONSIBILITIES

9.1 The Contractor shall perform the Services in accordance with the Service Levels and the provisions of this Agreement. In the event that the Contractor fails to meet any Service Levels, the Contractor shall forthwith notify Royal Mail in writing, and the provisions set out in
         Schedule 2 shall apply.

9.2 The Contractor expressly acknowledges that Royal Mail has not made any representation or warranty as to the number of Employees who may participate in the Programmeme or any level of turnover which may result from the Programmeme.

9.3 The Contractor shall use all reasonable endeavours to implement measures agreed between the parties to seek to ensure that Employees do not contact Royal Mail or any associated company for any reason relating to the Programmeme or the Services. The initial measures to be implemented are set out in Appendix H.

9.4 The Contractor shall use all reasonable endeavours that all obligations of and warranties from any supplier of any element of the Packages are directly enforceable by Royal Mail and by the relevant Employee.

9.5 The Contractor shall ensure that the software installed with any Package shall be supplied with licences for use by the Employee and Employee's household.

9.6 In the event the Customer Satisfaction Surveys indicate to Royal Mail dissatisfaction by 20 or more Employees for any promotion period as defined in clauses 5.2 and 5.3 in respect of any particular matter in the Customer Satisfaction Survey then the Contractor shall use all reasonable endeavours to remedy or improve such matter to the satisfaction of Royal Mail.

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10.      PERSONAL DATA

10.1     The Contractor hereby undertakes and warrants:

         10.1.1 to use Data only for the purpose of providing the Services and in accordance with instructions given to the Contractor from time to time by Royal Mail;

         10.1.2 not to use the Data for the benefit of the Contractor or of any third party other than pursuant to a further separate written agreement with Royal Mail;

         10.1.3 not to copy, reproduce or reduce to writing any part of the Data except as may be reasonably necessary for the provision of the Services. Any such copies reproductions or reductions to writing shall be the property of Royal Mail.

10.2 The Contractor warrants that it will at all times observe its obligations as set out in the DP Legislation. In particular, the Contractor undertakes to:

         10.2.1 apply to the Data no lesser security measures and degree of care than those which Royal Mail applies to the Data as notified in writing by Royal Mail to the Contractor from time to time;

         10.2.2 take appropriate technical and organisational measures against unauthorised or unlawful processing of Data and against accidental loss or destruction of, or damage to, Data;

         10.2.3 not transfer the Data or any part of it outside the European Economic Area without the prior written consent of the Royal Mail.

10.3 The Contractor shall permit Royal Mail and/or its authorised representatives to have access to its premises and to the Data in its possession or control, at reasonable times and on reasonable notice, for the purposes of verifying the Contractor's compliance with its obligations under this Agreement.

10.4     The  Contractor  warrants  shall  provide  any  reasonable   assistance
         necessary to Royal Mail to enable the Royal Mail to:

         10.4.1 respond to enquiries from or information/enforcement notices served by the Information Commissioner's Office;

         10.4.2   respond to complaints from data subjects; and

         10.4.3   investigate   any   breach  or   alleged   breach  of  the  DP
                  Legislation.

10.5 The Contractor hereby indemnifies Royal Mail and holds Royal Mail harmless in respect of any loss, damage, costs or expenses incurred by Royal Mail as a result of any breach of the DP Legislation by the Contractor.

10.6 Within one month of completion of the Services or receipt of a reasonable written request from Royal Mail, the Contractor shall return to Royal Mail or destroy (as the parties shall agree at the time) all documents and materials (and all copies thereof) containing the Data and certify in writing to Royal Mail that it has complied with the requirements of this clause. Notwithstanding the completion of the Services or the return of the Data, the Contractor shall continue to be bound by the undertakings set out in this Clause 10.

10.7 Royal Mail reserves all rights in the Data. Other than as expressly set out in this Agreement no right or licence is granted to the Contractor and none shall be implied from this Agreement.

10.8 The Contractor hereby warrants that it holds a valid notification as required under the DP Legislation and that this notification is relevant for the purpose of the Services.

11.      SUB-CONTRACTING

11.1 Futuremedia may not sub-contract the provision of any of the Services without the prior written consent of Royal Mail, such consent not to be unreasonably withheld or delayed. Any request for consent shall be made to Royal Mail's nominated Representative.

11.2     For the purpose of Clause 11.1, Royal Mail hereby consents:

         11.2.1 to the sub-contracting of the provision of the telephone help line forming part of the Services; and

         11.2.2 to the sub-contracting of the Installation Services,in each case in accordance with the provisions of the Process Model.

11.3 Notwithstanding any sub-contracting of any of the Services, the Contractor shall remain responsible for the provision of those Services and any act or omission of its sub-contractors.

12.      EXPIRY DATE

12.1 The Expiry Date in respect of the Services shall be 36 months from the date of this Agreement, unless terminated earlier in accordance with the provisions set out below.

12.2 Either party may terminate this Agreement immediately by giving notice in writing to the other party if the other party is in material breach of any of its obligations under the Agreement and fails to remedy the breach (if capable of remedy) within thirty days of a written notice so to do.

12.3 Either party may terminate this Agreement immediately by giving notice in writing to the other party if

         12.3.1 the other party has a receiver or administrative receiver appointed over the whole or any part of its undertaking or assets;

         12.3.2   the other party passes a resolution  for winding up other than
                  for  the  purpose  of  bona  fide  solvent   amalgamation   or
                  reconstruction;

         12.3.3 an order is made for the appointment of an administrator to manage the affairs, business and property of the other party or documents are filed with a court of competent jurisdiction for the appointment of an administrator of the other party or notice of intention to appoint an administrator is given by the other party or its directors or by a qualified floating charge holder (as defined in paragraph 14 of Schedule B 1 to the Insolvency Act 1986);

         12.3.4 the other party enters into any voluntary arrangement with its creditors;

         12.3.5 the other party ceases or threatens to cease to carry on business; or

         12.3.6   the other party is unable to pay its debts as they fall due.

12.4 Royal Mail may terminate this Agreement immediately by giving notice in writing to the Contractor if

         12.4.1 the reputation of Royal Mail is damaged as a result of any act or omission of the Contractor other than in the proper performance of its obligations under this Agreement;

         12.4.2 not less than 10% of the issued share capital of the Contractor is acquired by a person or persons acting in concert (as defined in The City Code on Takeovers and Mergers) who are,. in Royal Mail's reasonable opinion, competitors of Royal Mail in any of its core businesses of mail, postal, parcel and courier services involving the delivery of physical items;

         12.4.3 in the event that breaches of the Service Levels in any period reach the termination threshold specified in Schedule 2;

         12.4.4 the tax treatment of the Programmeme is changed in a way materially less advantageous to Royal Mail or Employees; or

         12.4.5   if Royal Mail exercises its rights under Clause 13.

12.5 Any termination of this Agreement will not prejudice the rights or remedies of either party, whether under this Agreement or otherwise, and will not affect any accrued rights or liabilities of either party at the date of termination.

12.6 Any termination of this Agreement however caused, shall not affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into or continue in force on or after such termination.

12.7 Upon termination of this Agreement, both parties shall forthwith destroy or (at either party's option) return all copies and records of Confidential Information (including, without limitation, all ideas and inventions) disclosed by the other party.

12.8     TUPE

         12.8.1   Request for Information.

         The Contractor will provide Royal Mail with such information as it may reasonably request about the Contractor's employees engaged on the work covered by this Agreement including their length of service, age, terms and conditions of employment, any claims they may have made against the Contractor and any liabilities of whatsoever nature the Contractor may have towards them.

         Confidentiality Undertaking.

         Royal Mail will take all necessary precautions to ensure that the information referred to above is given only to service providers who have qualified to tender for the future provision of the services. Royal Mail will require that such service providers shall treat the information in confidence; that they shall not communicate it except to such persons within their organization and to such extent as may be necessary for the purpose of preparing a response to an invitation to tender issued by Royal Mail; and that they shall not use it for any other purpose.

         12.8.2   The Contractor will not:

         (a) at any time during the contract period, or any extension of the original contract period, move into the undertaking or the relevant part of the undertaking which provides the Services, any persons in its employment who do not meet the standards of skill and experience or who are in excess of the number of persons required to perform this Agreement; or

         (b) during the period of notice, make any substantial change in the terms and conditions of employment of persons employed to perform this Agreement which is inconsistent with the Contractor's established employment and remuneration policies.

         12.8.3   Indemnity.

                  Royal Mail will not be responsible for any redundancy payments for the duration of this Agreement and/or that the Contractor may incur as a result of termination of the Agreement.

                  Should there be held to be a transfer to which TUPE legislation applies, Royal Mail will not indemnify the Contractor against any claims arising from transferred employees.

12.9 Notwithstanding the termination or expiry of this Agreement, the Contractor shall continue to provide the Support Service to each Employee who has received a Package until the expiry of 3 years from the date of the Acceptance Certificate of that Package.

13.      STEP-IN RIGHTS

13.1 If the Contractor is unable to meet its obligations under this Agreement, or the provisions of Clause 12.3 apply in respect of the Contractor then it shall notify Royal Mail forthwith. Upon notification by the Contractor, or if the Contractor is unable to meet its obligations or the provisions of Clause 12.3 (as the case may be) but the Contractor fails to give such notification, Royal Mail shall:

         13.1.1 have the right to perform all or part of the relevant Services in place of the Contractor or to secure the services of another supplier, by notice to the Contractor (the "Step-in Rights"); and/or

         13.1.2 require the Contractor to use all reasonable endeavours to find, by a date set by Royal Mail at its own discretion, an alternative supplier to perform all or part of the relevant Services in place of the Contractor (the "Alternative Supplier").

13.2 In the event that Royal Mail exercises its Step-In Right in respect of any Services in accordance with Clause 13.1.1:

         13.2.1 Royal Mail shall not be obliged to accept any further Delivery Lists (except in respect of those Packages properly installed and accepted prior to the time of exercise); and

         13.2.2 the Contractor shall be liable for and shall pay to Royal Mail all costs, charges and expenses incurred by Royal Mail in performing such Services.

13.3 In the event that Royal Mail requires the Services to be performed by an Alternative Supplier in accordance with Clause 13.1.2:

         13.3.1 the Alternative Supplier and arrangements will be notified to Royal Mail for approval;

         13.3.2   the   Contractor   shall  procure  that   performance  by  the
                  Alternative   Supplier   shall  in  all   respects   meet  the
                  requirements of this Agreement; and

         13.3.3 the Contractor shall be responsible for paying the Alternative Supplier any such sums payable to the Contractor from the Finance Company (including any difference between any such amount payable to the Contractor and any amount payable by Royal Mail to the Alternative Supplier) so far as it may lawfully do so.

13.4 The arrangements set out in this Clause 13 shall not prejudice any other right or remedy of Royal Mail in respect of any breaches by the Contractor of its obligations under this Agreement.

13.5 The Contractor shall use all reasonable endeavours to procure that all contracts and sub-contracts entered into by it for the purpose of the provision of the Services contain such provisions as are reasonably necessary to permit Royal Mail to exercise the rights granted under Clause 13.

13.6 If Royal Mail exercises its rights under Clause 13, the Contractor shall provide Royal Mail with such information and such access to its books and records and its employees, and do all such other things, as may reasonably be required to enable Royal Mail to continue to provide the Programmeme.

14.      WARRANTIES

14.1 With regard to the provision of the Services, the Contractor warrants that in performing the Services the Contractor shall use (and procure that the Personnel use) and exercise all reasonable skill and care in accordance with good industry practice in the performance of its obligations under this Agreement.

14.2 The Contractor warrants that the Packages shall be free from defects in materials and workmanship as far as reasonably possible.

14.3 The Contractor shall, without prejudice to Royal Mail's other remedies, forthwith remedy any breach of the warranties set out in this Clause and Clause 10 at its own expense and to the reasonable satisfaction of Royal Mail. The Contractor shall repair, replace or otherwise provide a fully functioning alternative whilst any breach is being remedied, such alternative to be approved in advance by Royal Mail.

14.4 The Contractor warrants that it has the rights to grant the rights set out in this Agreement.

14.5 Except as expressly stated in this Agreement, all warranties and conditions, whether express or implied by statute, common law or otherwise (including but not limited to fitness for purpose and suitability) are hereby excluded to the extent permitted by law.

15.      CONTRACTOR PERSONNEL

15.1     The Contractor shall:

         15.1.1 make reasonable efforts to maintain continuity in relation to the Personnel; and

         15.1.2 ensure that all of the Personnel have all the requisite skill, experience, qualifications and knowledge necessary to perform the tasks assigned to them and in doing so adopt reasonable and proper standards of behaviour, and in the event of breach of this sub-clause the Contractor shall, upon written request of Royal Mail, rectify the breach by promptly replacing the Personnel concerned.

16.      COMPLIANCE

16.1 The Contractor and all Personnel shall at all times perform the Services in compliance with all statutory requirements for health, safety, welfare and environmental protection and shall conform to all relevant laws including statutes, regulations and by-laws of local or other authorities.

17.      VARIATIONS

17.1 All variations to the Services and/or any changes to this Agreement shall be mutually agreed in writing and signed by the parties prior to implementation.

18.      SERVICES PERFORMED AT THE CONTRACTOR'S PREMISES

18.1 Subject to not less than 2 Business Days' prior written notice, where the Services or part thereof are carried out at the Contractor's Premises or any other relevant premises, the Contractor shall ensure that Royal Mail or any person authorised by it shall be entitled to full and free access to the Contractor's Premises or any other relevant premises during normal business hours to carry out any inspection, examination or testing or other quality assurance as is reasonably deemed necessary. Such inspection, examination or testing shall not release the Contractor from any obligation under this Agreement.

19.      CONTRACTOR'S OBLIGATIONS

19.1 The Contractor shall take all reasonable steps to ensure that in carrying out the Services no computer viruses, worms, software bombs or similar items are introduced into any Royal Mail Property, computer systems or networks operated by Royal Mail.

19.2 The Contractor shall only obtain access to any of Royal Mail's information systems if expressly authorised in writing to do so and shall at all times comply with the IT System Policy.

20.      ROYAL MAIL PROPERTY

20.1 All Royal Mail Property shall at all times remain the property of Royal Mail and the Contractor shall have no rights in and to the said equipment other than as bailee in relation to any Royal Mail Property held at the Contractor's Premises.

20.2     The Contractor undertakes that it shall:

         20.2.1 not use Royal Mail Property other than for the provision of the Services;

         20.2.2 promptly give notice to Royal Mail of the happening of any material loss or damage to Royal Mail Property;

         20.2.3   co-operate  with Royal Mail so as to afford  Royal Mail or its
                  authorised   representatives  access  to  inspect  Royal  Mail
                  Property;

         20.2.4 at all times keep Royal Mail Property in its sole possession at the Contractor's Premises and not sell, assign, mortgage, charge, let or hire that Royal Mail Property nor, without the prior written consent of Royal Mail, remove or replace or permit the removal or replacement of Royal Mail Property or any part thereof from the Contractor's Premises;

         20.2.5 operate Royal Mail Property properly and in accordance with the manufacturer's or supplier's instructions (as the case may be) or other instructions supplied by Royal Mail;

         20.2.6   not modify or alter Royal Mail Property; and

         20.2.7 clearly identify Royal Mail Property as such and keep it separate from other equipment.

20.3 Upon termination or expiry of this Agreement, the bailment contained in this Clause 20 shall terminate forthwith and the Contractor shall return all such Royal Mail Property to the possession of Royal Mail. The Contractor shall be responsible for all loss of or damage to Royal Mail Property at the Contractor's Premises (except for any condition properly attributable to fair wear and tear) during the term of the bailment under this Clause 20.

20.4 Unless otherwise specified, any Royal Mail Property removed by the Personnel from the Premises(s) shall be collected there from and re-delivered thereto at the expense of the Contractor, and from collection until delivery shall be at the risk of the Contractor. Delivery shall be deemed to take place on signature for the items by a responsible Royal Mail employee or authorised agent.

20.5 The Contractor acknowledges that Royal Mail makes Royal Mail Property available to the Contractor on an as is basis and no warranty, condition, undertaking or term, express or implied, statutory or otherwise, is given or assumed by Royal Mail in relation to Royal Mail Property and all such warranties, conditions, undertakings and terms are hereby excluded.

20.6 Unless otherwise agreed between the parties in writing, Royal Mail shall not charge the Contractor for use of any Royal Mail Property when it is required to enable the Contractor to deliver the Services.

21.      CONTRACTOR PERSONNEL AT THE PREMISES

21.1 Royal Mail shall afford to the Contractor such access to the Premises as is necessary for the performance of the Services, subject to prior agreement as to date and time.

21.2 Royal Mail may request and obtain from the Contractor a list of the Personnel attending the Premises.

21.3 Royal Mail may refuse admission to the Premises to any member of the Personnel, or require any such member to leave such Premises, at any time and for any reason. If Royal Mail requires any member of the Personnel to leave the Premises, the Contractor shall ensure that he or she promptly does so. The Contractor may claim for reasonable costs incurred as a result of Personnel not being allowed admission to the Premises or being required to leave the Premises where the Contractor has followed all prior agreed instructions and access was refused due to an act or omission of Royal Mail.

21.4 While the Personnel attend the Premises, the Contractor shall use its reasonable endeavours to ensure that they conform to Royal Mail's codes and regulations, adopt proper standards of behaviour, and co-operate with Royal Mail employees or agents with designate security responsibilities.

21.5 If requested to do so by Royal Mail, the Contractor shall provide reasonable cooperation to Royal Mail in the preparation of an appropriate health and safety plan and shall use its reasonable endeavours to ensure that the Personnel adhere to such a plan once it has been prepared and agreed. However, the Contractor reserves the right to charge for this on a time and materials basis.

21.6 The Contractor shall use all reasonable endeavours to ensure that in the provision of the Consultancy Services the Contractor does not interfere with the operations of Royal Mail, its employees or agents or any other contractor engaged at the Premises whether or not the Contractor is provided with sole access to the Premises.

21.7 The Contractor shall be responsible at its own risk and expense for the delivery to, unloading at and removal from the Premises of all plant, equipment and things of all kinds necessary for the provision of the Services. Unless otherwise agreed between the parties in writing, all such items shall remain the responsibility of the Contractor who shall be liable for the care, safety and storage thereof and shall remove them at the end of each visit or collection of visits relating to a single project and leave the Premises in a clean, tidy and safe condition.

21.8 The Contractor shall notify Royal Mail immediately of any damage, loss or injury to property or persons occurring at the Premises of which the Contractor and/or the Personnel are or ought reasonably to be aware.

22.      INTELLECTUAL PROPERTY RIGHTS

22.1 Where Software is required to enable Royal Mail to obtain the full benefit of the Services the Contractor hereby agrees to grant to Royal Mail a non-exclusive, nontransferable licence to use the Software for that purpose.

22.2 Royal Mail will not, without the Contractor's prior written consent, copy or (except as permitted by law) decompile or modify the Software, nor copy the manuals or documentation.

22.3 Should Royal Mail choose to receive specific content from third party suppliers, then Royal Mail will sign the content related agreements reasonably required by the owner of the copyright in the Software to protect the owner's interest in that Software.

22.4 All intellectual property and other rights in the Corporate Learning Management System shall at all times remain the property of the Contractor.

23.      CONFIDENTIALITY

23.1 Each party (the receiving party) shall keep confidential and shall not disclose to any third party any Confidential Information of the other party which has been disclosed to it under or pursuant to this Agreement, nor use the same for any purpose other than the performance of this Agreement. The receiving party may disclose such information to its employees, officers, advisers and permitted subcontractors to the extent necessary for the performance of this Agreement. The Contractor shall use all reasonable endeavours to ensure that all such persons are aware of and comply with these obligations as to confidentiality and that they shall, if so required, give a written confidentiality undertaking to Royal Mail in a form prescribed by Royal Mail.

23.2     The  provisions  of  this  Clause  shall  not  apply  to   Confidential
         Information which:

         23.2.1 is or becomes publicly known otherwise than as a result of a breach of the terms of this Agreement; or

         23.2.2 is known to the receiving party under no obligation of confidence, at the time of disclosure by the other party; or

         23.2.3 is lawfully obtained by the receiving party without any obligation of confidence from a third party who is free to divulge the same; or

         23.2.4 is independently developed by the receiving party without reference to any Confidential Information.

23.3 The receiving party may disclose any Confidential Information of the other party to the extent that it is required to be disclosed to any governmental or other authority or regulatory body or to the extent required by law.

23.4 Upon request, and in any event upon expiry or termination of this Agreement for whatever reason, the Contractor shall return forthwith to Royal Mail any confidential Information provided under this Agreement. For the avoidance of doubt, this requirement shall apply to material or information in whatever form including, but not limited to, electronic form and shall include all notes, copies or extracts of the information or material, whether stored or recorded separately by the Contractor or otherwise. The Contractor shall use all reasonable endeavours to ensure that any such information or material which has been disclosed to any person employed or engaged by the Contractor shall be returned forthwith. The Contractor shall certify in writing that the provisions of this Clause have been complied with, if so required by Royal Mail.

23.5 The obligations in this Clause shall cease to have effect three years after the Expiry Date.

24.      INTELLECTUAL PROPERTY INDEMNITY

24.1 Subject to the limitation on liability set out in Clause 25 the Contractor indemnifies and shall keep indemnified Royal Mail against all damages, costs, expenses and losses awarded by the court of competent jurisdiction presiding over any third party claim that the possession, use or exploitation by Royal Mail of any product provided by the Contractor under this Agreement or any part of it in accordance with the terms of this Agreement, infringe(s) that third party's intellectual property rights, as well as any damages agreed by the Contractor in settlement of said claim and any reasonable expenses incurred by Royal Mail in defense of said claim, provided that unless otherwise agreed with Royal Mail:

         24.1.1 Royal Mail shall promptly notify the Contractor of any such claim;

         24.1.2 Royal Mail shall lend the Contractor all reasonable assistance in the defense of such claim, at the Contractor's cost;

         24.1.3 the Contractor shall be exclusively authorised to conduct the defence and/or settlement of such claim;

         24.1.4 Royal Mail shall not make any admission which may be prejudicial to the defence or settlement of such claim without the prior written approval of the Contractor not to be unreasonably withheld or delayed.

24.2 Should Royal Mail undertake to conduct independently a defence and/or settlement of any third party claim arising from the infringement or alleged infringement of that party's intellectual property rights in breach of the procedures set out in Clause 24.1 it will do so at its own risk and expense and will not be able to recover any such damages, costs and expenses as it may incur from the Contractor.

24.3 Subject to the provisions of Clause 24.2 in the event of a claim under Clause 24.1 which prevents Royal Mail from using any product or any part of it or them in accordance with this Agreement, the Contractor shall make all reasonable efforts, as soon as reasonably possible to:

         24.3.1 provide Royal Mail with an alternative non-infringing product of equivalent or increased functionality and performance, for use in accordance with this Agreement; or

         24.3.2 obtain for Royal Mail the right to use the product concerned in accordance with this Agreement without the infringement of any third party intellectual property right; or

         24.3.3   promptly   modify  the  product  without  any  degradation  in
                  functionality or performance, so that its use in accordance with this Agreement does not infringe any third party intellectual property right.

24.4 This Clause 24 states the entire liability of the Contractor to Royal Mail in relation to infringement of intellectual property rights.

25.      LIMITATION OF LIABILITY

25.1 Neither party excludes or limits liability to the other for death or personal injury as a result of its negligence.

25.2 Subject to Clause 25.1, each party's total liability in contract, tort (including negligence or breach of statutory duty), misrepresentation, restitution or otherwise, arising in connection with the performance or contemplated performance of this Agreement shall be limited to the aggregate sum of GBP10,000,000 (ten million pounds).


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

25.3 The parties expressly agree that should any limitation or provision contained in this Clause be held to be invalid under any applicable statute or rule of law it shall to that extent be deemed omitted but if any party thereby becomes liable for loss or damage which would otherwise have been excluded such liability shall be subject to the other limitations and provisions set out herein.

26.      INSURANCE

26.1 The Contractor shall take out and maintain the insurance cover set out in Schedule 3, or such other levels as may from time to time be approved by the Operations Team.

26.2 The Contractor shall provide Royal Mail with a copy of such insurance policies or any insurance certificate giving details of the insurance cover at any time on request by Royal Mail.

26.3 If the Contractor fails to take out and maintain insurance pursuant to this Clause and, after seven Business Days of having been requested to comply with its obligations to do so, has not so complied, Royal Mail shall be entitled to effect such insurance on the Contractor's behalf and the Contractor shall on demand reimburse Royal Mail for the premium paid by Royal Mail.

27.      FORCE MAJEURE

27.1 Neither party shall be liable to the other for any failure or delay in performing its obligations hereunder where such failure or delay is caused by circumstances beyond the reasonable control of the party concerned.

28.      WAIVER

28.1 In no event shall any delay, neglect or forbearance on the part of either party in enforcing (in whole or in part) any provision of this Agreement be or be deemed to be a waiver thereof or a waiver of any other provision or shall in any way prejudice any right of that party under this Agreement.


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

29.      NO AGENCY

29.1 No provision of this Agreement creates a partnership between Royal Mail and the Contractor or makes one party the agent of the other party for any purpose. Neither Royal Mail nor the Contractor has authority or power to bind, to agree in the name of, or to create a liability for the other in any way or for any purpose.

30.      NOTICES

30.1 All notices required or permitted under this Agreement or required by statute, law or regulation shall be in writing and shall be deemed to be sufficiently given if delivered by hand, sent by first class prepaid post (or prepaid airmail where the address of the recipient is outside the United Kingdom) or facsimile transmission or electronic communication to the address or the facsimile number or electronic communication address of the Contractor's Representative or Royal Mail's Representative as appropriate given in Clause 6 (with, in the case of Royal Mail, in relation to any dispute or breach, a copy to The Company Secretary at the registered office) or such other address or facsimile number or electronic communication address as may be subsequently notified to the other party in writing in accordance with this Clause.

30.2     Any notice shall be deemed to have been served as follows:

         30.2.1 if delivered by hand on a Business Day, at the time of delivery to the address of the recipient;

         30.2.2 if sent by first class prepaid post, two Business Days after the date of posting;

         30.2.3 if sent by prepaid airmail, six Business Days after the date of posting;

         30.2.4 if sent on a Business Day by facsimile transmission or electronic communication, on successful transmission by the sender.

30.3 In the event that any address appearing in this Agreement is, or is subsequently changed to, an address outside the United Kingdom the party whose address is outside the United Kingdom shall appoint a firm of solicitors resident in England to be its agent and accept service of all legal process in England in respect of any matter arising out of or in connection with this Agreement. The service of legal process on such firm will be deemed to be service on the recipient.


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31.      ROYAL MAIL TRADE MARKS

31.1 Royal Mail licences the Contractor to use the Royal Mail Trade Marks on the terms of the Branding Licence Agreement set out in Appendix G, which the parties will be deemed to have entered into on the date of this Agreement.

32.      ENTIRE AGREEMENT

32.1 This Agreement sets out the entire agreement and understanding between the parties relating to the subject matter of this Agreement. The terms and conditions set out in this Agreement or implied by statute or by judicial decision take priority over any other arrangements, communications (whether verbal or written), representations, warranties whether contained in the Contractor's documents or elsewhere and which relate to the subject matter herein.

33.      RECOVERY OF SUMS DUE

33.1 Where the Contractor owes any sum of the money to Royal Mail under this Agreement or any damages as a result of the breach thereof, the amount may be deducted from any sum now due or which may become due to the Contractor under this Agreement or any other contract or agreement between Royal Mail and the Contractor.

34.      PUBLICITY

34.1 The Contractor shall not, without the written permission of Royal Mail, advertise or disclose to third parties that it is undertaking or has undertaken work for Royal Mail nor disclose the contents of this Agreement, provided that nothing herein shall prevent:

         34.1.1 any announcement or disclosure required under any applicable law or regulation, or any rule of any applicable investment exchange; or

         34.1.2   the disclosure of any matter which is in the public domain.


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35.      GOVERNING LAW DISPUTE RESOLUTION

35.1 In the event of any dispute, difference or question of interpretation arising between the parties, the parties will make all reasonable attempts to settle by discussion, referring to management if necessary.

35.2 Subject to the procedure described in Clause 35.1 being exhausted if any dispute arises out of this Agreement, the parties will attempt to settle by mediation in accordance with the Centre for Dispute Resolution Model Mediation Procedure. To initiate a mediation a party must give notice in writing to the other party(ies) to the dispute.

35.3 If the mediation in accordance with Clause 35.2 fails or is terminated, then the parties may agree to refer the dispute to an expert for final resolution pursuant to Clause 35.54 or any party may commence court proceedings.

35.4 Subject to Clause 35.3, the dispute may be referred for final determination to an expert (the "Expert") who shall act as an expert and not as arbitrator, such referral and determination to take place as follows:

         35.4.1 the Expert shall be selected by mutual agreement or, failing agreement, within ten (10) working days after a request by one party to the other, shall be chosen at the request of either party by the President for the time being of the Computer Services and Software Association who shall be requested to choose a suitably qualified and experienced expert for the dispute in question. In connection with the conduct of the dispute, the Expert shall have the widest discretion allowed under English Law to ensure a just, expeditious and final determination of the dispute.

         35.4.2 Within forty (40) working days after the Expert has accepted the appointment, the parties shall submit a written report on the dispute to the Expert and to each other and twenty (20) working days thereafter shall submit any written replies they wish to make to the Expert and to each other.

         35.4.3 Both parties will then afford the Expert all necessary assistance which the Expert requires to consider the dispute including but not limited to full access to the Services and Products and any documentation or correspondence relating to the Services and Products.


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

         35.4.4 The decision of the Expert shall be final and binding and not subject to appeal.

         35.4.5 The Expert shall have the same powers to require any party to produce any documents or information to him and the other party as an arbitrator and each party shall in any event supply to him such information which it has and is material to the matter to be resolved and which it could be required to produce on discovery.

         35.4.6 The fees of the Expert shall be born by the parties in the proportion as shall be determined by the Expert having regard (amongst other things) to the conduct of the parties.

35.5 Subject to Clauses 35.2, 35.3 and 35.4, this Agreement shall be governed by English law and the parties submit to the exclusive jurisdiction of the English Courts.

36.      CORRUPTION AND BRIBERY

36.1 Neither party shall give or offer to give anyone employed by the other party an inducement of any kind or any gift that could be perceived by others to be a bribe.

36.2 Any breach of the provisions of this Clause 36 shall be a breach of this Agreement which is incapable of remedy.

37.      LANGUAGE

37.1 English shall be the language of this Agreement and all notices, documents and communications relating to this Agreement must be made in the English language. In the event that this Agreement or any part of it is translated from, or into, any other language, the English text shall in any event prevail.

38.      RECORDS

38.1 The Contractor shall promptly create and, for a period of six years after the Expiry Date, retain, adequate paper or electronic records of all matters reasonably relevant to this Agreement and the Contractor's performance hereunder. The Contractor shall use all reasonable endeavours to ensure that said records are accurate and comprehensive and are created and stored in such a way that their authenticity can be subsequently easily verified. Upon written request, the Contractor shall allow representatives of Royal Mail access to the said records and shall allow the said records to be copied by the said representatives at Royal Mail's reasonable cost using Contractor's onsite copying facilities. The Contractor shall ensure that any subcontractors engaged by the Contractor for the purposes of this Agreement shall grant the same rights to Royal Mail as those contained in this Clause.


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39.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

39.1 This Agreement does not create any right enforceable by any person who is not a party, except that the terms of this Agreement may be enforced by Employees subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999.

39.2 Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any such third party.

IN WITNESS WHEREOF THIS AGREEMENT was signed on the date set out in page 1.


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


SIGNED for and on behalf of            ) /s/ Mats Johansson
FUTUREMEDIA PLC                        ) Mats Johansson, CEO


SIGNED for and on behalf of            ) /s/ Jim Reed
ROYAL MAIL GROUP PLC                   ) Jim Reed, Head of Technology Purchasing


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